EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-109714) and Form S-8 (Nos. 333-72972 and 333-138093) of Suburban Propane Partners, L.P. of our report dated November 26, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 26, 2008